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EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

This agreement, the "Agreement", is made by and between Howard Palmer, individually, "HP", Superior Development, Inc., "Superior", a Nevada corporation, Focal Corporation, "Focal", a Utah corporation, Deni Leonard, individually, and United Native Depository Corporation, "UNDC", a corporation organized under the laws of the Navajo Nation, who shall be hereinafter be referred to as the Parties.

                                    RECITALS:

WHEREAS, on May 15, 2001 UNDC purchased the majority interest in Focal as a result of an "Amended Stock Purchase Agreement" or "Amended Agreement", entered into between Focal and UNDC, and;

WHEREAS, the Parties intend to irrevocably settle certain matters outstanding between them by entering into this Agreement and without admitting any liability, and;

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants, representations and warranties contained herein and for other good and valuable consideration the existence, sufficiency and receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1. PALMER STOCK. Howard M. Palmer agrees to transfer 1,134,000 shares and 2,400,000 warrants to Focal stock, together hereinafter referred to as the "Focal Stock", of UNDC upon execution of this Agreement in consideration for a full a complete release, as specified herein, from and Parties to this Agreement, or any of his/its affiliates.

2. ASSIGN SUIT WAIVE CONFLICTS. Focal agrees it shall assign all right and interest to a certain lawsuit between Focal Corporation dba Focal Ventures vs. California Mortgage and Realty, Inc. Richard C. Shinn, Robert Ferrante and Emilio Francisco. Focal agrees it is providing an irrevocable power of attorney to Superior that provides Superior with the authority to act on all matters relating to this suit on Focal's behalf. In return Superior agrees to indemnify and hold Focal harmless against any loss, cost or liability as a result of the above mentioned lawsuit or any cross complaint that has or may be filled against any of the parties including legal fees an court or other costs of the lawsuit. Upon the execution of this Agreement Superior will be deemed to have all such authority, as required, to proceed with and administer the lawsuit and Superior shall be deemed to indemnify Focal against loss as it relates to this matter specifically. The Parties hereto further agree, release and waive all conflicts, as is necessary, so that Tom Nunziato may take all instructions from Howard Palmer to act on behalf of Focal in this matter.

3. FINANCIAL INFORMATION AND REPORTING. The Parties agrees the following shall be represented in Focal's financial statements and on Superior's books and records as it relates to the Amended Agreement. This same information shall be represented in the Parties books and records as follows:

     a. PROPERTY TRANSFER. During October of 2001 the real property assets as described on the books and records of Focal were deeded to Superior. Subsequently shareholders of record in Focal on May 14, 2001 were sent shares in Superior according to their holdings in Focal, as indicated in a letter to the Superior shareholders dated January 7, 2002.

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     b.   THE NOTE. The Amended Agreement provided for a $300,000 note made by
          UNDC to Focal, the "Note", that was to be assigned to Superior along with the real estate assets in Focal. HP and Superior hereby release any and all claim to said Note as of the date hereof.

     c. MANAGEMENT AND DEVELOPMENT CONTRACT. The Amended Agreement provided for a Management and Development Contract to be entered into by UNDC and Focal. HP and Superior hereby release any and all claim to any benefit from said Management and Development Contract.

     d. HOWARD PALMER LOANS. HP hereby forgives any loan due to Howard Palmer from Focal when, after certain stock was sold by Palmer, the proceeds were used to pay Focal expenses or were transferred to UNDC. The approximate amount due and owing is approximately $71,000, or it may be $80,000 on the Focal's books and records.

4. CERTAIN ACCOUNTS. The Parties agree there are certain accounts that should be settled between them. Superior agrees to assume

     a. POLLET. Superior shall assume the obligation to pay, if any, $64,554.12 to Pollet currently showing on the books and records of Focal.

     b. COLLINS. Superior shall assume the obligation to pay, if any, $24,000.00 to Collins currently showing on the books and records of Focal.

     c. CIEBNER. Superior shall assume the obligation to pay, if any, $404,033.26 to Ciebner currently showing on the books and records of Focal.

     d. JACKSON. Superior shall assume the obligation to pay, if any, $109,533 to Jackson, currently showing on the books and records of Focal.

5. SUPERIOR AND HP WARRANTIES. HP and Superior agree not to interfere with the business, the transfer agent or any other matter that relates to Focal, UNDC or Deni whatsoever. HP and Superior agree to take any and all such steps, as required to effectuate the intentions and provision of this Agreement.

6. UNDC, FOCAL AND DENI WARRANTIES. UNDC, Focal and Deni agree not to interfere with the business, property, the Superior transfer agent. And further, to make no claim on any Superior shares or any other property whatsoever. Further, UNDC, Focal and Deni agree to take any and all such steps, as required to effectuate the intentions and provision of this Agreement.

7. MUTUAL RELEASE. The Parties, for themselves and their associates, hereby release, remise and forever discharge the other Parties to this Agreement from any and all claims which either they or their associates, may have had in the past, may now have, or may have or acquire in the future, against each of the Parties by reason of any matter, cause, occurrence, event, series of events, happening or thing whatsoever, from the beginning of time to the date hereof, including, all matters herein described. No Party, by entering into this Agreement, by making any payment hereunder or by taking any action as required hereunder, admits any liability to any other Party, or any of them, under the any Agreement implied or expressed between the Parties, or any of them, and further, each Party expressly denies any such liability.


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8.   WAIVER. Should any provision of this Agreement be found to be unenforceable the remaining provisions shall be in full force and effect. Any waiver, amendment or modification to this Agreement shall be effective only if made in writing and agreed by the Parties hereto.

9. COUNTERPARTS AND FACSIMILE. This Agreement may be signed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute an agreement. Facsimile signatures shall be deemed original signatures for the purpose of execution of this Agreement.

10. CONTROLLING LAW. This Release, and the rights and obligations of the parties hereunder, will be construed under the laws of the State of California.

11. LEGAL ADVICE. Each of the Parties to this Agreement represents and warrants each to the other that they have had their own professional and legal advice in connection with this Agreement. Each Party hereto shall pay their own legal expenses.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of latest day and date shown below.

Superior Development, Inc.
Howard Palmer, President

                   /S/                     Date:         5-10-02
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Howard Palmer, Individually

                   /S/                     Date:         5-10-02
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United Native Depository Corporation
Deni Leonard, President

                   /S/                     Date:       MAY 13, 2002
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Focal Corporation
Deni Leonard, President

                   /S/                     Date:       MAY 13, 2002
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